EXHIBIT 10.02

STRATEGIC PARTNERSHIP AGREEMENT

This Agreement is by and between Lighting Management Consultants, Inc. (hereinafter, "LMC") with its principal place of business at 5626 Star Lane, Houston, Texas 77057 and DeMarco Energy Systems of America, Inc. (hereinafter, "DEMARCO")with its principal place of business at PO Box 201057, Austin, Texas 78720-1057.

NATURE OF THE PARTNERSHIP
It is with mutual understanding between LMC and DEMARCO to enter into a strategic partnership agreement, where DEMARCO has relationships and contracts with various organizations to perform energy efficient lighting retrofits and energy management services, and LMC is in the energy efficient lighting business and agrees to become the primary company rendering for DeMarco services such as: energy audits, energy-related feasibility studies, lighting system removal/demolition, lighting system installation/retrofit, and energy management services for commercial, industrial and institutional applications. The relationship description, contributions, terms, conditions, and other covenants are set forth herein.
1) PURPOSE. The purpose of this agreement is to engage LMC to perform as PROJECT MANAGER the services described in Articles 1, 2, and 3 herein for the contracts and/or work orders issued to DEMARCO. DEMARCO will perform their duties and responsibilities as described in Article 4, 10, 11, and 12, plus any other duties and responsibilities required to assist LMC with performing their obligations. Each party will perform all individual duties, responsibilities and requirements as set forth in this agreement.
2) COMMENCEMENT. Effective immediately, DEMARCO will issue all work relating to lighting systems installation, retrofit and/or demolition to LMC, and LMC agrees to perform the services required of each work order or contract for and on behalf of DEMARCO.
3) DURATION. The duration of this agreement is perpetual until such time either party wishes to terminate the relationship, and does so by furnishing written notice of their intent to terminate at least 60 days prior to the effective date. All contracts in-works, services being performed at that time and work orders under construction by LMC will be performed through completion, regardless of time requirements to fulfill the project's work scope. Failure to perform will result in a reduction in final payment, based upon percentage of completion, less reasonable expenses.
4) MUTUAL NON-DISCLOSURE. It is understood that DEMARCO and LMC have individually entered into Mutual Non-Disclosure Agreements with certain companies, and each agrees to honor and carry-out the terms of the others agreement(s), unless otherwise agreed to in writing and attached hereto. A mutual Non-Disclosure agreement has been executed between DEMARCO and LMC and is attached hereto.
5) NON-COMPETE. DEMARCO and LMC agree to not compete with each other for the same contracts or work orders for the duration of this agreement. It is understood that each have individually negotiated and/or earned contracts prior to this agreement, or have contracts or work orders not yet issued, but are considered in process to be issued, and that these work orders or agreements are not in direct competition between DEMARCO and LMC. It is further agreed each company will establish a system to notify the other of contracts under negotiation and subsequent date awarded, and that either company will not individually bid for the
         other  company's  work  contracts   without   receiving  prior  written
         permission to conduct such activities from that company. If for whatever reason a contract (regardless of status `under negotiation' or `awarded') is considered to be in competition between either company, then the default shall go to LMC, unless it is reasonably determined otherwise by each party, or that DEMARCO had made initial contact or introduction first and was capable of performing services required to fulfill its obligations under such contract.
6) COMPENSATION FOR SERVICES. DEMARCO agrees to pay to LMC the entire bid amount for each contract awarded to DEMARCO for the services agreed to be performed and completed by LMC. It is understood by each party that each bid submitted by LMC to DEMARCO shall include and reflect a five percent profit for DEMARCO, calculated and added to the sum total of LMC's bid. Upon receipt of final payment for each project, DEMARCO will retain their five percent profit and distribute the balance to LMC within ten days of receipt, unless otherwise agreed to in writing prior to each project's bid submission.
7) PERFORMANCE REQUIREMENTS. LMC agrees to perform the services, duties and obligations as outlined in the contracts, work orders and Articles of this Agreement to the best of their abilities, and based upon their historical performance and capabilities of providing such services, duties, and obligations.
8) DEFAULT AND REMEDIES. Upon determination that a default or breach has occurred under any portion of this agreement by either party, the affected party shall give 30 days to the defaulting party to cure the default. If the default has not been cured according to the terms of this agreement or with reasonable satisfaction of the affected party, this agreement shall become terminated within 30 days. Upon termination of this Agreement, both parties shall fulfill all outstanding obligations incurred prior to the date of termination through to the effective termination date.
9) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall
         constitute  1  (one)   Agreement,   binding  on  all  parties   hereto,
         notwithstanding   that  all  the  parties  have  not  signed  the  same
         counterpart.
10) ARTICLES OUTLINING THE WORKING RELATIONSHIP. The following Articles outline the working relationship between LMC and DEMARCO. Hereinafter, the term Project Manager refers to LMC and their identified sub-contractor position with DEMARCO and as identified within agreement(s) relating to energy efficient lighting retrofit and energy management services.












STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND TECHLITE APPLIED SCIENCES , INC.                              PAGE  80 OF 80

ARTICLE 1
PROJECT MANAGER'S RESPONSIBILITIES

1.1      PROJECT MANAGER'S SERVICES

1.1.1             The Project Manager & Services consist of those services
              performed by the Project Manager. Project Manager's employees and Project Manager's consultants as enumerated in Articles 2 and 5 of this Agreement and any other services included in Article 13.

1.1.3             The Project Manager shall provide sufficient organization, personnel and management to carry out the requirements of this agreement on an expeditious and economical manner consistent with the interest with DEMARCO, and when appropriate recruit, select and train personnel for placement within the DEMARCO organization.

1.1.4             The services covered by this Agreement are subject to the
              limitations contained in sub paragraph 13.

ARTICLE 2
SCOPE OF PROJECT MANAGER'S BASIC SERVICES

2.1      DEFINITION

2.1.1             The Project  Manager's  Basic  Services  consist of those
              described in Paragraph 2.2 and 2.3 and any other services identified in Article 13 as part of Basic Services.

2.2      PRE - PROJECT PHASE

2.2.1             The Project Manager shall review the program furnished by
              DEMARCO to ascertain the requirements of the Project and shall arrive at a mutual understanding of such requirements with DEMARCO.

2.2.2             The Project Manager shall provide a preliminary evaluation of
              DEMARCO's program, schedule and Project budget requirements, each on terms of the other.

2.2.3             Based on previously performed audits and other energy
              management services criteria prepared by DEMARCO, the Project Manager shall prepare preliminary estimates of Project cost for program requirements using logistical, volume and/or similar conceptual estimating LMCniques. The Project Manager shall provide cost evaluations of alternative materials and systems.

2.2.4             The Project Manager shall expeditiously review design
              documents during their development and advise on proposed site use and improvements, selection of materials, building systems and equipment, and methods of Project delivery. The Project Manager shall provide recommendations on relative feasibility of Project methods, availability of materials and labor, time requirements for procurement, installation and Project, and factors related to Project cost including, but not limited to costs of alternative designs or materials, preliminary budgets and possible economics of geographic locations plus other productive factors.

2.2.5             The Project Manager shall prepare and periodically update a
              Project Schedule for DEMARCO's review and DEMARCO's acceptance. The Project Manager shall obtain DEMARCO's approval for the portion of the preliminary Project schedule relating to the performance requirements of PG&E ES energy management services. In the Project Schedule, the Project Manager shall coordinate and integrate the Project Manager's services, and DEMARCO's responsibilities with anticipated Project schedules, highlighting critical and long-lead-time items.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  81 OF 81

2.2.6             As DEMARCO progresses with the preparation of the Project
              Documents, the Project Manager shall prepare and update, at appropriate intervals agreed to by DEMARCO and Project Manager, estimates of Project Cost of increasing detail and refinement. The estimated cost of each Contract shall be indicated with supporting detail. Such estimates shall be provided for DEMARCO's approval. The Project Manager shall advise DEMARCO if it appears that the Project Cost may exceed the latest approved Project budget and make recommendations for corrective action.

2.2.7             The Project Manager shall consult with DEMARCO regarding the
              Project Documents and make recommendations whenever retrofit/installation details adversely affect specific or overall project logistics, cost or schedules.

2.2.8             The Project Manager shall provide recommendations and
              information to DEMARCO regarding the assignment of responsibilities for temporary Project facilities and equipment materials and services for common use of the Contractors. The Project Manager shall verify that such requirements and assignments of responsibilities are included in the proposed Contract Documents.

2.2.9             The Project Manager shall provide recommendations and
              information    to   DEMARCO    regarding    the    allocation   of
              responsibilities for safety programs among the Contractors.

2.2.10            The Project Manager shall advise on the divisions of the
              Project into individual Contracts for various categories of Work, including the method to be used for selecting Contractors and awarding Contracts. If multiple Contracts are to be awarded, the Project Manager shall review the Project Documents and make recommendations as required to provide that (1) the Work of the Contractors is coordinated, (2) all requirements for the Project have been assigned to the appropriate Contractor, (3) the likelihood of jurisdictional disputes has been minimized, and (4) proper coordination has been provided for phased Project.

2.2.11            The Project Manager shall prepare a Project completion
              schedule providing for the components of the Work, including phasing of Project, times of commencement and completion required of each Contractor ordering and delivery of products requiring long lead time, and the occupancy requirements of DEMARCO. The Project Manager shall provide the current Project completion schedule for each set of bidding documents.

2.2.12            The Project Manager shall expedite and coordinate the ordering
              and  delivery  of  materials   requiring  long  lead-time  through
              DEMARCO.

2.2.13            The Project Manager shall provide an analysis of the types and quantities of labor required for the Project and review the availability of appropriate categories of labor required for critical phases. The Project Manager shall make recommendations for actions designed to minimize adverse effects of labor shortages.

2.2.15            The Project Manager shall assist DEMARCO in obtaining
              information regarding applicable requirements for equal employment opportunity programs for inclusion in the Contract Documents.

2.2.16            Following DEMARCO's approval of the Project Documents, the
              Project Manager shall update and submit the latest estimate of Project cost and the Project completion schedule for DEMARCO's review and approval.

2.2.17            The Project Manager shall submit the list of prospective
              bidders for DEMARCO's approval.

2.2.18            The Project Manager shall develop bidders' interest in the
              Project and establish bidding schedules. The Project Manger, with DEMARCO's Assistance, shall issue bidding documents to bidders and conduct pre-bid conferences with prospective bidders. The Project Manager shall assist DEMARCO with regard to questions from bidders and with issuance of addenda.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  82 OF 82

2.2.19            The Project Manager shall receive bids, prepare bid analysis and make recommendations to DEMARCO for DEMARCO's award of Contracts or rejection of bids.

2.2.20            The Project Manager shall assist DEMARCO in preparing Project
              Contracts and advise DEMARCO on the acceptability of Subcontractors and material suppliers proposed by Contractors.

2.2.21            The Project Manager shall assist DEMARCO in obtaining building permits and special permits for permanent improvements, except for permits required to be obtained directly by the various Contractors. The Project Manager shall assist DEMARCO in connection with DEMARCO's responsibility for filing documents required for the approvals of governmental authorities having jurisdiction over the Project.

2.3      PROJECT PHASE - ADMINISTRATION OF THE PROJECT CONTRACT

2.3.1             The Project Phase will commence with the award of the initial
              Project Contract, Work Order or purchase order and, together with the Project Manager's obligation to provide Basic Services under this Agreement, will end 30 Days after final payment to all Contractors is due.

2.3.2             The Project Manager shall provide administration of the PG&E
              ES Master  Agreement and  subsequent  Work Orders  throughout  the
              Project  in  cooperation  with  the  guidelines   established  and
              performance requirements of PG&E ES and DEMARCO.

2.3.3             The Project Manger shall provide administrative management and related services to coordinate scheduled activities and responsibilities of the Contractors with each other and with those of the Project Manager and DEMARCO to endeavor to manage the Project in accordance with the approved estimate of Project Cost, the Project Schedule and the Contract Documents.

2.3.4             The Project Manager shall schedule and conduct meetings to discuss such matters as procedures, progress and scheduling. The Project Manager shall prepare and promptly distribute minutes to DEMARCO, and Contractors when required.

2.3.5             Utilizing the Project  Schedules  provided by the Contractors, the Project Manager shall update the Project completion schedule incorporating the activities of the Contractor's progress throughout the Project, including activity sequences and duration, allocations of labor and materials, processing of Drawings, Product Data and Samples, and delivery of products requiring long lead time and procurement. The Project completion schedule shall include DEMARCO's occupancy requirements showing portions of the Project having occupancy priority. The Project Manager shall update and reissue the Project completion schedule as required to show current conditions. If an update indicates that the previously approved Project completion schedule may not be met, the Project Manager shall recommend corrective action to DEMARCO.

2.3.6             Consistent with the various holding documents and utilizing information from the Contractors the Project Manager shall coordinate the sequence of Project and assignment of space in areas where the Contractors are performing Work.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  83 OF 83

2.3.7             The Project Manager shall endeavor to obtain satisfactory
              performance from each of the Contractors. The Project Manager shall recommend courses of action to DEMARCO when requirements of a Contract are not being fulfilled.

2.3.8             The Project Manager shall monitor the approved estimate of
              Project Cost. The Project Manager shall show actual costs for activities in progress as estimated for uncompleted tasks by way of comparison with such approved estimate.

2.3.9             The Project Manager shall develop cash flow reports and
              forecast for the Project and advise DEMARCO as to variances between actual and budgeted on estimated costs.

2.3.10            The Project Manager shall maintain accounting records on
              authorized Work performed under unit costs, additional Work performed on the basis of actual costs of Labor and materials, and other Work requiring accounting records.

2.3.11            The Project Manager shall develop and improve procedures for the review and processing of applications by Contractors for progress and final payment.

2.3.11.1          Based on the Project Manager's observations and evaluations of each Contractor's Application for Payment, the Project Manager shall review and apply the amounts due the respective Contractors.

2.3.11.2          The Project Manager shall prepare a Project Application for
              Payment based on the Contractors' Certificates for Payment.

2.3.11.3          The Project Manager's certification for payment shall continue a representation to DEMARCO, based on the Project Manger's determinations at the site as provided in Subparagraph 2.3.12 and on the data comprising the Contractor's Applications for Payment, that to the best of the Project Manager's knowledge, information and belief, the Work has progressed to the point indicated and the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, to results of subsequent tests and inspections, to minor deviations from the Contract Documents correctable prior to completion and to specific qualifications expressed by the Project Manager. The issuance of a Certificate for Payment shall further constitute a representation that the Contractor is entitled to payment in the amount certified.

2.3.11.4          The issuance of a Certificate for Payment shall not be a
              representation that the Project Manager has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed Project means, methods, LMCniques, sequences for the Contractor's own Work, or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by DEMARCO to substitute the Contractor's right to payment or, (4) ascertained how or for what purpose the Contractor has used money preciously paid on account of the Contract Sum.

2.3.12            The Project Manager shall determine in general that the Work of each Contractor is being performed in accordance with the requirements of the Contract Documents, endeavoring to guard DEMARCO against defects and deficiencies in the Work. As appropriate, the Project Manager shall have authority, upon written authorization from DEMARCO, to require additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed. The Project Manager in consultation with DEMARCO may reject Work, which does not conform to the requirements of the Contract Documents.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  84 OF 84

2.3.13            The Project Manager shall schedule and coordinate the sequence of Project in accordance with the Contract Documents and the latest approved Project completion schedule.

2.3.14            With respect to each  Contractor's  own Work, the Project
              Manager shall not have control over or charge of and shall not be responsible for Project means, methods, LMCniques, sequences or procedures, or for safety precautions and programs in connections with the Work of each of the Contractors, since these are solely the Contractor's responsibility under the Contract for Project. The Project Manager shall not be responsible for a Contractor's failure to carry out the Work in accordance with the respective Contract Documents. The Project Manager shall not have control over or charge of acts or omissions of the Contractor's, Subcontractors, or their agents or employees, or any other persons performing portions of the Work not directly employed by the Project Manager.

2.3.15            The Project Manager shall transmit to DEMARCO requests for interpretations of the meaning on intent of the Drawings and Specifications, and assist in the resolution of questions that may arise.

2.3.16            The Project Manager shall review requests for changes, assist in negotiating Contractor's proposals, submit recommendations to DEMARCO, and, if they are accepted, prepare Change Orders and Project Change Directives which incorporate DEMARCO's modifications to the Documents.

2.3.17            The Project Manager shall assist DEMARCO in the review,
              evaluation and documentation of Claims.

2.3.18            The Project Manager shall receive certificates of insurance from the Contractors and forward them to DEMARCO.

2.3.19            In collaboration with DEMARCO, the Project Manager shall
              establish and implement procedures for expediting the processing and approval of Drawings, Product Data, Samples and other submittals. The Project Manager shall review all Shop Drawings, Product Data, Samples and other submittals from the Contractors. The Project Manager shall coordinate submittals with information obtained in related documents and transmit to DEMARCO those such have been approved by the Project Manager. The Project Manager's actions shall be taken with such reasonable promptness as to cause no delay in the Work or in the activities of DEMARCO of Contractors.

2.3.20            The Project Manager shall record the progress of the Project.
              The Project Manager shall submit written progress reports to DEMARCO including information on each Contractor and each Contractor's Work, as well as the entire Project showing percentage of completion. The Project Manager shall keep a daily log containing a record of weather, each Contractor's Work on the site, number of workers, identification of equipment, Work accomplished, problems encountered, and other similar relevant data as DEMARCO may require.

2.3.21            The  Project  Manager  shall  maintain  at the  Project  site for DEMARCO one record copy of all Contracts, Drawings, Specifications, addenda, Change Orders and other modifications, in good order and marked currently to record changes and selections made during Project, and in addition, approved Drawings, Product Data, Samples and similar required submittals. The Project Manager shall maintain records, in duplicate, of principal building layout lines, engineering specifications, electrical drawing layouts, as well as any other relevant data or drawing required to perform the services required, and as certified by a qualified surveyor or professional engineer. The Project Manager shall make all such records available to DEMARCO and upon completion of the Project shall deliver them to DEMARCO.

2.3.22            The Project Manager shall arrange for the delivery, storage, protection and security of DEMARCO purchased materials, systems and equipment that are a part of the Project until such items are incorporated into the Project.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  85 OF 85

2.3.23            With DEMARCO's maintenance personnel or consent with when
              absent, the Project Manager shall review the Contractor's final Customer Completion Certificate, or observe as available the testing and start-up of the retrofit systems and equipment.

2.3.24            When the Project Manager considers each Contractor's Work or a designated portion thereof substantially complete, the Project Manager shall, jointly with the Contractor, prepare a list of incomplete of unsatisfactory items and a schedule for their completion. The Project Manager shall assist DEMARCO in conducting inspections to determine whether the Work or designated portion thereof is substantially complete.

2.3.25            The Project Manager shall coordinate the correction and
              completion of the Work. Following issuance of a Certificate of Substantial Completion of the Work or a designated portion thereof, the Project Manager shall evaluate the completion of the Work of the Contractors and make recommendations to DEMARCO when Work is ready for final inspection. The Project Manager shall assist DEMARCO in conduction of final inspections, or receive suitable assurances from Quality Control of their final completion.

2.3.26            The Project Manager shall secure and transmit to DEMARCO
              warranties and similar submittals required by the Contract Documents and deliver all keys, manuals, record drawings and maintenance stocks to DEMARCO. The Project Manager shall forward to DEMARCO a final Project Application for Payment upon compliance with the requirements of the Contract Documents.

2.3.27            Duties, responsibilities and limitations of authority of the
              Project Manager as set forth in the Contract Documents shall not be restricted, modified or extended without written consent of DEMARCO, Project Manager, and Contractors. Consent shall not be unreasonably withheld.


ARTICLE 3
ADDITIONAL SERVICES

3.1      GENERAL

3.1.1             The  services  described  in  this  Article  3 are not
              included in Basic Services unless so identified in Article 13, and they shall be paid for by DEMARCO as provided in this Agreement, in addition to the compensation for Basic Services. The Optional Additional Services described under paragraph 3.3 shall only be provided if authorized or confirmed in writing by DEMARCO. If services described under Contingent Additional Services in Paragraph 3.2 are required due to circumstances beyond the Project Manager's control, the Project Manager shall notify DEMARCO prior to commencing such services. If DEMARCO deems that such services described under paragraph 3.2 are not required DEMARCO shall give prompt written notice to the Project Manager. If DEMARCO indicates in writing that all or part of such Contingent Additional Services are not required, the Project Manager shall have no obligation to provide those services.

3.2      CONTINGENT ADDITIONAL SERVICES

3.2.1             Providing services required because of significant changes in the Project including, but not limited to, changes in size, quality, complexity or DEMARCO's schedule.

3.2.2             Providing consultation concerning replacement of Work damaged by fire or other cause during Project, and furnishing services required in connection with the replacement of such Work.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  86 OF 86

3.2.3             Providing services made necessary by the termination or
              default  of  DEMARCO  or  a   Contractor,   by  major  defects  or
              deficiencies in the Work of a Contractor, or by failure of performance of either DEMARCO or Contractor under a Contract for Project.

3.2.4             Providing services in evaluating an extensive number of claims submitted by a Contractor or others in connection with the Work.

3.2.5             Providing services in evaluating an extensive number of claims submitted by a Contractor or others in connection with the Work.

3.3      OPTIONAL ADDITIONAL SERVICES

3.3.1             Providing services relative to the recruitment, selection, and training of personnel, acquisition of future facilities, systems implementation and integration, and equipment purchases.

3.3.2             Providing  services to  investigate  existing  conditions or facilities or to provide measured drawings thereof.

3.3.3             Providing services to verify the accuracy of drawings or to provide measured drawings thereof.

3.3.4             Providing services to verify the accuracy of drawings or other information furnished by DEMARCO.

3.3.5             Providing services required for or in connection with
              DEMARCO's selection or procurement of furniture, furnishings and related equipment included in fee.

3.3.6             Providing services for tenant improvements.

3.3.7             Providing any other services not otherwise included in this
              Agreement.


ARTICLE 4
OWNER'S RESPONSIBILITY

4.1               DEMARCO shall provide full information regarding requirements for the Project including a program which shall set forth DEMARCO's objective, schedule, constraints and criteria, including space requirements and relationships, flexibility, expansion capabilities, special equipment, systems, and site requirements.

4.2               DEMARCO shall establish and update an overall budget for the
              Project based on consultation with the Project Manager which shall include the Project Cost, DEMARCO's other costs and reasonable contingencies related to all of these costs.

4.3               If requested by the Project Manager,  DEMARCO shall furnish evidence that financial arrangements have been made to fulfill DEMARCO's other costs and reasonable contingencies related to all of these costs.

4.4               If requested by the Project Manager, DEMARCO shall furnish evidence that financial arrangements have been made to fulfill DEMARCO's obligations under this Agreement.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  87 OF 87

4.5               DEMARCO shall designate a representative authorized to act on
              DEMARCO's behalf with respect to the Project. DEMARCO or such authorized representative, shall render decisions in a timely manner pertaining to documents submitted by the Project Manager in order to avoid unreasonable delay in the orderly and sequential progress of the Project Manager's service.

4.6               DEMARCO shall furnish structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports required by law or the Contract Documents.

4.7               DEMARCO shall furnish all legal, accounting and insurance
              counseling services as may be necessary at any time for the Project, including auditing services DEMARCO may require to verify the Contractors' Applications for Payment or to ascertain how or for what purposes the Contractors have used the money paid by or on behalf of DEMARCO.

4.8               DEMARCO shall furnish the Project Manager with a sufficient quantity of Project Documents.

4.9               The services,  information  and reports  required by Paragraph
              4.6 through 4.8 shall be furnished at DEMARCO's expense, and the Project Manager shall be entitled to rely upon the accuracy and completeness thereof.

4.10              Prompt written notice shall be given by DEMARCO or to the
              Project Manager if DEMARCO becomes aware of any fault or defect in the Project or nonconformance with the Contract Documents.

4.11              DEMARCO reserves the right to perform Project and operations related to the Project with DEMARCO's own forces, and to award contracts in connection with the Project which are not part of the Project Manager's responsibilities under this Agreement. The Project Manager shall notify DEMARCO if any such independent action will interfere with the Project Manager's ability to perform the Project Manager's responsibilities under this Agreement. When performing Project or operations related to the Project, DEMARCO agrees to be subject to the same obligations and to have the same rights as the Contractors.

4.12              Information or services  under  DEMARCO's  control shall be furnished by DEMARCO with reasonable promptness to avoid delay in the orderly progress of the Project Manager's services and the progress of the Work.


ARTICLE 5
PROJECT COSTS

5.1               DEFINITION

5.1.1             The Project  Costs shall be the total cost or  estimated  cost of DEMARCO of all elements of the Project.

5.1.2             The Project Cost shall include the cost a current market rates of labor and materials furnished by DEMARCO and equipment designed, specified, selected, or specially provided for by DEMARCO, plus a reasonable allowance for the Contractors' overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time Except as provided in Subparagraph 5.1.3; Project cost shall also include the compensation of the Project Manager and Project Manager's consultants.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  88 OF 88

5.1.3             Project Cost does include the compensation of DEMARCO and
              Owners' consultant, costs of the land, right-of-way, financing or other costs which are the responsibility s DEMARCO as provided in
              Article 4. If any portion of the Project Manager's compensation is based upon a percentage of Project Cost, then Project Cost, for the purpose of determining such portion, shall include the compensation of the Project Manager or Project Manager's consultants.

5.2      RESPONSIBILITY FOR PROJECT COST

5.2.1             Evaluations  of  DEMARCO's  Project  budget,  preliminary
              estimates of Project Cost and detailed estimates of Project Cost prepared by the Project Manager represent the Project Manger's best judgement as a person or entity familiar with the Project industry. It is recognized, however, that neither the Project Manager nor DEMARCO has control over the cost of labor, materials or equipment, over Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Project Manager cannot and does not warrant or represent that bids or negotiated prices will not vary from the Project budget proposed, established or approved by DEMARCO, or from any cost estimate or evaluation prepared by the Project Manger.

5.2.2             No fixed limit of Project  Cost shall be  established  as a condition of this Agreement by the furnishing, proposal or establishment of a Project budget unless such fixed limit has been agreed upon in writing and signed by the parties hereto. If such a fixed limit has been established, the Project Manager shall be permitted to include contingencies for design, bidding, and price escalation, and shall consult with DEMARCO to determine what materials, equipment, component systems and types of Project are to be included in the Project Documents, to suggest inclusion of alternate bids in the Project Documents to adjust the Project Cost to the fixed limit. Fixed limits, if any, shall be increased in the amount of any increase in the Contract Sums occurring after execution of the Contracts for Project.

5.2.3             If the Bidding or Negotiating Phase has not commenced within
              90 days after submittal of the Project Documents to DEMARCO, any Project budget or fixed limit of Project Cost shall be adjusted to reflect changes in the general level of prices in the Project industry between the date of submission of the Project Documents to DEMARCO and the date on which proposals are sought.

5.2.4             If a fixed limit of Project Cost (adjusted as provided in
              Subparagraph 5.2.3) is exceeded by the sum of the lowest bonafide bids or negotiated proposals plus the Project Manager's estimate or other elements of Project Cost for the Project, DEMARCO shall:

                  11)  give written approval or an increase in such fixed limit;
                  12) authorize rebidding or renegotiating of the Project within a reasonable time;
                  13) if the Project is abandoned, terminate in accordance with paragraphs 3; or
                  14) cooperate in revising the Project scope and quality as required to reduce the Project Cost.


ARTICLE 6
PROJECT SUPPORT ACTIVITIES

6.1               Project Support  activities,  if provided by the Project
              Manager, shall be governed by separate contractual agreements unless otherwise provided in Article 13.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  89 OF 89

6.2               Reimbursable expenses listed in Article 13 for Project support activities nay be subject to trade discounts, rebates, refunds and amounts received from sales or surplus materials and equipment which shall accrue to DEMARCO, and the Project Manager shall make provisions so that they can be accrued.


ARTICLE 7
OWNERSHIP AND USE OF OWNER'S DRAWINGS,
SPECIFICATIONS AND OTHER DOCUMENTS

7.1               The Drawings, Specifications and other Documents prepared by
              DEMARCO are instruments of DEMARCO's service through which the Work to be executed by the Contractors is described. The Project may retain one record set. The Project Manager shall not own or claim a copyright in the Drawings, Specifications and other Documents prepared by PG&E ES, DEMARCO, OR CUSTOMER; and copies thereof furnished to the Project Manager, are for the use solely with the respect to this Project. They are not to be used by the Project Manager on other Projects or for additions to this Project outside the scope of the Work without the specific written consent of DEMARCO. The Project Manager is granted a limited license to use and reproduce applicable portions of the Drawings. Specifications and other documents prepared by the Architect appropriate to and for use in the performance of the Project Manager's services under this Agreement.

                  All copies made under this license shall bear the statutory copyright notice, if any, shown on the Drawings, Specifications and other Documents prepared by the Architect of such drawing. Submittal or distribution to meet official regulatory requirements or for other purposes in connection with this Project is not to be construed as publication in derogation of the Architect's copyright or other reserved rights. This Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof.

ARTICLE 8
TERMINATION, SUSPENSION OR ABANDONMENT

9.1               This  Agreement may be  terminated by either party upon not less than seven days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination.

9.2               If the Project is suspended by DEMARCO for more than 30
              consecutive days, the Project Manager shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, the Project Managers' compensation shall be equitable adjusted to provide for expenses incurred in the interruption and resumption of the Project Manager's services.

9.3               This Agreement may be terminated by DEMARCO upon not less than seven days' written notice to the Project Manager in the event that the Project is permanently abandoned. If the Project is abandoned by DEMARCO for more than 90 consecutive days, the Project Manager may terminate this Agreement by giving written notice.

9.4               Failure of DEMARCO to make  Payments to the Project  Manager in accordance with this Agreement shall be considered substantial nonperformance and cause for termination.

9.5               If DEMARCO fails to make payment when due the Project Manager for services and expenses, the Project Manager may, upon seven days' written notice to DEMARCO, suspend performance of services under this Agreement. Unless payment in full is received by the Project Manager within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Project Manager shall have no liability to DEMARCO for delay or damage caused to DEMARCO because of such suspension of services.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  90 OF 90

9.6               In the event of termination  not the fault of the Project
              Manager, the Project Manager shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due and all Termination Expenses as defined in Paragraph 9.7

9.7               Termination  Expenses are those costs directly  attributable to termination for which the Project Manager is not otherwise compensated.


ARTICLE 9
MISCELLANEOUS PROVISIONS

10.1              Unless  otherwise  provided  this  Agreement shall be governed by the law of the place where the Project is located.

10.2              Terms in this  Agreement  shall  have the same  meaning as those in the edition of AIA Document A201/Cma. General Conditions of the Contract for Project. Project Manager-Advisor Edition, current as of the date of this Agreement.

10.3              Causes of action between the parties to this Agreement
              pertaining to acts of failures to act shall be deemed to have accrued and the applicable status of limitations shall commence to run not later than either the date of Substantial Completion for acts or failures to act occurring prior to Substantial Completion, or the date of issuance of the final Project Certificate for Payment for acts or failures to act occurring after Substantial Completion.

10.4              Waiver of Subrogation. DEMARCO and Project Manager waive all rights against each other and against PG&E ES, the Contractors, consultants, agents and any of them, for damages, but only to the extent covered by property insurance during Project, except such rights as they may have to the proceeds of such insurance as set forth in the edition of AIA Document A201/Cma General Conditions of the Contract for Project, Project Manager-Advisor Edition, current as of the date of this Agreement. DEMARCO and Project Manager each shall require similar waivers from their Contractors, Architect, consultants, agents, and persons or entities awarded separate contracts administered under DEMARCO's own forces.

10.5              DEMARCO and Project Manager, respectively, bid themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither Owner nor Project Manager shall assign this Agreement without the written consent of the other.

10.6              This Agreement represents the entire and integrated agreement between DEMARCO and Project Manager and supercedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Project Manager.

10.7              Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either DEMARCO or Project Manager.

10.8              Unless otherwise provided in this Agreement, the Project
              Manager and the Project Manager's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, including but not limited to asbestos, asbestos products, polychlorinated bipheryl (PCB) of other toxic substances.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  91 OF 91

ARTICLE 10
INSURANCE

11.1     PROJECT MANAGER'S LIABILITY INSURANCE

11.1.1            The Project Manager shall purchase from and maintain in a
              company or companies lawfully authorized to do business in the jurisdiction In which the Project is located such insurance as will protect the Project Manager from claims set forth below which may arise out of or result from the Project Manager's operations under this Agreement and for which the Project Manager may be legally liable.

                  1. Claims under workers compensation, disability benefit and other similar employee benefit acts which are applicable to the operation to be performed;
                  2. Claims for damages because of bodily injury, occupational sickness or disease, or death of the Project Manager's employees;
                  3. Claims for damages because of bodily injury, sickness, or disease, or death of any person other than the Project Manager's employees;
                  4. Claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Project Manager, or (2) by another person;
                  5. Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property, including loss of use resulting therefrom;
                  6. Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

11.1.2            The insurance required by subparagraph 11.1.1 shall be written for not less than limits of liability specified in Article 13 or required by law, whichever coverage is greater. Coverages, whether written on an occurrence or claims-made basis, shall be maintained without interruption from date of commencement of operations under this Agreement until date of final Payment and termination of any coverage required to be maintained after final payment.


ARTICLE 11
PAYMENTS TO THE PROJECT MANAGER

11.1     DIRECT PERSONNEL EXPENSE

11.1.1            Direct Personnel Expense is defined as the direct salaries of the Project Manager's personnel engaged on the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

11.1.2            Salaries and fringes of persons designated as Project Managers for Projects listed in Attachment "B" as well as salaries; fringes of office personnel are included in the fee as shown in Article
              13. The Project Manager's home office overhead is also included in the fee arrangement with the exception of those items identified in Article 11.2 Reimbursable expenses and as outlines in Attachment "C".


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  92 OF 92

11.1.3            The Project Manager is required to utilize DEMARCO personnel in each area of the Project, and when these positions are either unable to satisfactorily perform or are entirely absent from the organization, the Project Manager may utilize their own staff and bill DEMARCO for the Direct Personnel Expense, coupled with a letter of recommendation to hire. This recommendation should include opinions regarding types of personnel, quantity, education, and experience backgrounds, plus any and all other qualification identifications used to assist in the recruiting, selection processing, training, and management of such personnel.

11.2     REIMBURSEMENT EXPENSES

11.2.1            Reimbursement Expenses are in addition to compensation for
              Basic and Additional Services and include expenses incurred by the Project Manager and Project Manager's employees and consultants in the interest of the Project, as identified in the following Clauses.

11.2.1            Expense of transportation in connection with the Project;
              expenses  in  connection  with  authorized   out-of-town   travel;
              long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

11.2.1.2          Expense of transportation in connection with the Project;
              expenses  in  connection  with  authorized   out-of-town   travel;
              long-distance communications; and fees paid for securing approval of authorities having jurisdiction over the Project.

11.2.1.2          Expense of reproductions, postage, express deliveries,
              electronic facsimile transmissions and handling of Drawings, Specifications and other documents.

11.2.1.3          If authorized in advance by DEMARCO, expense of overtime work requiring higher than regular rates.

11.2.1.4          Insurance- No additional charges for Insurance.

11.3     PAYMENTS ON ACCOUNT OF BASIC SERVICES

11.3.1            The  payment  schedule,  as set forth in  Paragraph  12.1,  is the minimum payment under this Agreement.

11.3.2            Subsequent payments for Basic Services shall be made monthly within and, where applicable, shall be in proportion to services performed within each phase of service, on the basis set forth in Subparagraph 12.2.1.

11.3.3            If and to the extent that the time initially established in
              Subparagraph 12.5.1 of this Agreement is exceeded or extended through no fault of the Project Manager, compensation for any services rendered during the additional period of time shall be computed in the manner set forth in Subparagraph 12.3.1.

11.3.4            When compensation is based on a percentage of Project Cost and any portions of the Project are deleted or otherwise not constructed, compensation for those portions of the Project shall be payable to the extent of services are performed on those portions, in accordance with Subparagraph 12.2.1 based on (1) the lowest bona fide bids or negotiated proposals, or (2) if no such bids or proposals are received, the latest approved estimate of such portions of the Project.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  93 OF 93

11.4     PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES AND REIMBURSEABLE EXPENSES

11.4.1            Payments on account of the Project Manager's Additional
              Services and for Reimbursable Expenses shall be made monthly upon presentation of the Project Manager's statement of services rendered or expenses incurred.

11.5     PAYMENTS WITHHELD

11.5.1            No deduction shall be made from the Project Manager's
              compensation on account of penalty, liquidated damages or other sums withheld from payments to Contractors, or on account of the cost of changes in Work other than those for which the Project Manager has been found to be liable.

11.6     PROJECT MANAGER'S ACCOUNTING RECORDS

11.6.1            Records of reimbursable Expenses and expenses pertaining to
              Additional Services and Services performed on the basis of a multiple of Direct Personnel Expense shall be available to DEMARCO or DEMARCO's authorized representatives at mutually convenient times.


ARTICLE 12
BASIS OF COMPENSATION

DEMARCO shall compensate the Project Manager as follows:

12.1     BASIC COMPENSATION

12.2.1            For Basic Services, as described in Article 2, and any other services included in Article 13 as part of Basic Services. Basic Compensation shall be computed as follows:

                  1. The  Project  Manager  shall be paid a fee equal to for timely completion of their responsibilities and scope of work as outlined by DEMARCO and PG&E ES.

12.3     COMPENSATION FOR ADDITIONAL SERVICES

12.3.1            FOR ADDITIONAL SERVICES OF THE Project MANAGER, as described in Article 3, and any other services included in Article 13 as Additional Services, compensation shall be computed according to ATTACHMENT "D" of this Agreement.

12.4     REIMBURSABLE EXPENSES

                  See Attachment "C".

12.4.1            FOR REIMBURSABLE EXPENSES, as described in Paragraph 10.2 and any other items included in Article 13 as Reimbursable Expenses, a multiple of One(1) times the expenses incurred by the Project Manager and the Project Manager's employees and consultants in the interest of the Project.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  94 OF 94

12.5     ADDITIONAL PROVISIONS

12.5.1            IF THE BASIC SERVICES covered by this Agreement have not been completed within Twelve (12) months or the date hereof, through no fault of the Project Manager, extension of the Project Manager's services beyond that time shall be compensated as provided in Subparagraphs 10.3.3 and 10.3.1.

12.5.2            Payments are due and payable Thirty (30) days from the date of the Project Manager's invoice. Amounts unpaid Thirty (30) days after the invoice date shall bear interest at the rate entered below, or in the absence thereof at the legal rate prevailing from time to time at the principal place of business of the Project Manger.

                  Interest rate is Prime plus Two(2) points.

                  (Usury laws and requirements under the Federal Truth in
              Lending Act, similar state and local consumer credit laws and other regulations at DEMARCO's and Project Manager's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers)

12.5.3            The rates and multiples set forth for Additional Services
              shall be annually adjusted in accordance with normal salary review practices of the Project Manager.

ARTICLE 13
OTHER CONDITIONS OR SERVICES

                  SEE Attachment "C"

13.1     LIMITS ON INSURANCE

                  The Insurance required by Article 9 shall be written for not less than the following limits required by law:

                  Project Manager shall furnish and maintain a liability policy having DEMARCO a Co-Insured with minimum coverage of One Million Dollars ($1,000,000.00).

         This Agreement is dated the 20th day of December, 1999. The laws of the State of Texas shall govern this Strategic Partnership Agreement and venue is the County of Travis. The parties executing this Agreement warrant and guarantee that they have full individual and/or corporate authority to enter into such an Agreement. All parties have read, understood, and agreed to the terms and conditions of this Strategic Partnership Agreement.


BY: LMCLite Applied Sciences, Inc.  BY:  DeMarco Energy Systems of America, Inc.


By: /S/ Tim Carnes                              By:/S/ Victor M. DeMarco
----------------------------------              ----------------------------
Tim Carnes, President                           Victor M. DeMarco, President


     December 20, 1999                               December 29, 1999
----------------------------------              ----------------------------
Date                                            Date


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  95 OF 95

ATTACHMENT "A"
PROJECT DESCRIPTION

The timely assessment and completion of the Projects of DEMARCO as submitted specifically as energy efficient lighting retrofit service work orders issued by Pacific Gas and Electric Energy Services (hereinafter, "PG&E ES") and as they relate to the management of the sub-contractors and relationships with those individuals, agents, contractors, and/or companies involved with lighting retrofit services for and on behalf of DEMARCO projects. Where this project is not limited to a geographic region, but wherever it is feasible to perform lighting retrofit and energy management services as determined by DEMARCO and LMC. Each Work Order submitted by PG&E ES to DEMARCO shall be considered an attachment to this agreement as periodically outlined in Attachment "B", and shall become subject to the terms of this agreement. The scope of work for each location shall be determined by a separate agreement entitled as TURNKEY ENERGY EFFICIENT LIGHTING RETROFIT AGREEMENT agreed to by and between the customer and DEMARCO or as otherwise determined by a PG&E ES energy services agreement, and shall be included as a subsection to Attachment "B" of this agreement. Additional terms of this project and relationship are submitted as ATTACHMENT "C."


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  96 OF 96

ATTACHMENT "B"
PROJECT LISTING

FACILITY #                          PROJECT LOCATION                   BUDGET


TOTAL PROJECTS BUDGET:                                          $____________



STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  97 OF 97

ATTACHMENT "C"
REIMBURSABLE EXPENSES
(Not Included in Fee Compensation)

Cost of all travel and transportation related expenses - (Both home office and project locations)
Project related long distance communications cost.
All fees and permits, should they be required.
Cost of reproductions and express mail delivery.
Cost of Project site office requirements.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  98 OF 98

ATTACHMENT "D"
ADDITIONAL PROJECTS

At DEMARCO's discretion should additional Projects not included in Attachment "A" be assigned to the Project Manager and those additional Projects run concurrent to those in Attachment "B" a fee to be agreed upon at such date for the costs associated with recruiting, selection processing, and training will be added as a portion of overhead to LMC, and added after the standard bid has been. All other terms and conditions of this Contract shall be applicable



STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                  PAGE  99 OF 99

ATTACHMENT "E"
BASIS OF COMPENSATION

The basis for compensation is as follows:
A) Conducting energy audits, energy feasibility studies, scope of work assessment, project bidding, lighting system removal or demolition, lighting system installation or retrofit, and energy management services for commercial, industrial, and institutional applications.
B) Identifying, contracting and managing the services of field contractors/personnel to perform lighting retrofit services.
C) Researching the procedures, LMCnology/products, and uniqueness in assemblage currently specified by Pacific Gas & Electric Energy Services (hereinafter, "PG&E-ES") as an acceptable energy efficient lighting retrofit, and then replicating such procedures, LMCnology/products, and uniqueness in assemblage as a DEMARCO commercial facility retrofit standard.
D) Engineering and implementing a system to manage the logistics of personnel and inventory requirements to conduct lighting retrofit services.
E) Maintaining a `Best In Class' reputation as maintained by PG&E-ES and as determined by overall market standards.
F) Organizing the timely delivery standards specified by PG&E-ES and as outlined within their client sales contracts and work orders.
G) Maintaining a standard of excellence in customer interaction and satisfaction established as tradition by PG&E-ES and jointly determined as the benchmark for an acceptable customer retrofit and client contract fulfillment.
H) Represent LMC services as being performed by DEMARCO and conducted with the highest standards in customer satisfaction and service.


STRATEGIC PARTNERSHIP AGREEMENT BETWEEN                     INITIALS
                                                                    -----  -----

DEMARCO ENERGY SYSTEMS OF AMERICA, INC.
AND SLI LIGHTING SOLUTIONS, INC.                                PAGE  100 OF 100